Exhibit T3A-25.1

TRANSLATION FOR INFORMATION PURPOSES ONLY

Registry of the Mixed Commercial Court of Fort-de-France

35 BD DU GENERAL DE GAULLE

97200 FORT DE FRANCE

Management no. 2018B01682

Kbis extract

EXTRACT FROM THE MAIN ENTRY IN THE TRADE AND COMPANIES REGISTER

as of June 11, 2023

IDENTIFICATION OF THE LEGAL ENTITY

Trade and Companies (RCS) registration and number	489 725 721 R.C.S. Fort-de-France
Date of registration	July 23, 2018
Transfer from	R.C.S. of Fort-de-France dated January 8, 2018
Date of initial registration	April 25, 2006
Company name	DIGICEL FRENCH CARIBBEAN
Legal form	French société par actions simplifiée
Share capital	11,159,280.00 Euros
Address of registered office	quartier Oasis - Bois Rouge Chez Digicel Antilles Françaises Guyane 97224 Ducos
Main activities	The acquisition of interests of any kind in all existing or future companies, the carrying out of any financial transactions such as, for example, treasury transactions; short-, medium- and long-term financing, management of current accounts and the undertaking of commitments by signature such as endorsement, surety or guarantee
Classification of French activity (NAF code)	6420Z
Duration of legal entity	Until April 24, 2105
Financial year end	March, 31

MANAGEMENT, ADMINISTRATION, CONTROL, SHAREHOLDERS OR MEMBERS

President

Surname, names	COUGHLAN Charles Oliver
Date and place of birth	July 25, 1959 in CORCAIGH (Ireland)
Nationality	Irish

Personal residence	c/o Digicel Afg Oasis Bois Rouge 97224 Ducos

Statutory auditor

Company name	PRICEWATERHOUSECOOPERS AUDIT
Legal form	French société anonyme
Address	63 rue de Villiers 92200 Neuilly-sur-Seine
RCS registration and number	672 006 483 Nanterre

Substitute statutory auditor

Surname, names	BORIS Etienne
Date and place of birth	February 20, 1956 in BOULOGNE BILLANCOURT
Nationality	French
Personal residence or professional address	1 rue de la Croix du Val 92190 Meudon

INFORMATION RELATING TO THE ACTIVITY AND MAIN ESTABLISHMENT

Address of the establishment	quartier Oasis - Bois Rouge Chez Digicel Antilles Françaises Guyane 97224 Ducos
Activity(ies) carried out	The acquisition of interests of any kind in all existing or future companies, the carrying out of any financial transactions such as, for example, treasury transactions; short-, medium- and long-term financing, management of current accounts and the undertaking of commitments by signature such as endorsement, surety or guarantee
Classification of French activity (NAF code)	6420Z
Date of start of activity	January 8, 2018
Origin of the business or activity	Transfer of establishment (out of jurisdiction origin)
TRANSFER OF REGISTERED ADDRESS AND OF MAIN ESTABLISHMENT OF THE COMPANY FROM 72 RUE FAUBOURG SAINT-HONORE 75008 PARIS TO CHEZ DIGICEL ANTILLES FRANCAISE GUYANE - QUARTIER OASIS - BOIS ROUGE 97224 DUCOS
Operating mode	Direct operation
2 | 2